Exhibit 99.1

Comera Life Sciences Announces

Process Exploring Strategic Alternatives

WOBURN, Mass. December 6, 2023 — Comera Life Sciences Holdings, Inc. (OTCQB: CMRA) (“Comera” or the “Company”), a life sciences company developing a new generation of biologic medicines to improve patient access, safety, and convenience, today announced that it has initiated a process to explore strategic alternatives to maximize shareholder value.

As part of its process, Comera is exploring the potential for an acquisition, company sale, merger, divestiture of assets, licensing, or other strategic transactions and/or seeking additional financing. There is no set timetable for this process and there can be no assurance that this process will result in the Company pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms. If the Company is unable to complete a transaction, it may be required to seek a reorganization, liquidation or other restructuring. The Company does not expect to disclose or provide an update concerning developments related to this process unless or until the Company’s Board of Directors has approved a definitive course of action or otherwise determines that other disclosure is necessary or appropriate jurisdiction.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences’ mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events including statements related to the Company’s review and evaluation of potential strategic alternatives and their impact on stockholder value; the process by which the Company engages in evaluation of strategic alternatives; the Company’s ability to identify potential merger or acquisition partners; the Company’s ability to raise capital to continue as a going concern; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all; and the impact of any strategic transaction on the Company. These forward-looking statements are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: the results of our strategic review process; our ability to raise capital; cash flow, cash burn, expenses, obligations and liabilities; the interest of third parties in entering into a merger, reverse merger, or other strategic transaction with the Company; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we may become subject to; and other important factors discussed in the Company’s filings with the Securities and Exchange Commission. If we do not obtain additional equity or debt funding, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our business relationships with third parties. If we do not have sufficient funds to continue operations or satisfy our liabilities, we could be required to seek a reorganization, liquidation or other restructuring that could result in our stockholders losing some or all of their investment in us. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford
ICR Westwicke
John.Woolford@westwicke.com

Comera Press

Jon Yu
ICR Westwicke
ComeraPR@westwicke.com